                     DISTRIBUTION AND FULFILLMENT AGREEMENT
                     --------------------------------------

     This DISTRIBUTION AND FULFILLMENT AGREEMENT (the "Agreement") is made as of May 12, 2000 (the "Effective Date") by and between BUY.COM INC., a Delaware corporation, with its principal place of business at 85 Enterprise, Aliso Viejo, CA 92656 (the "Seller"), and INGRAM ENTERTAINMENT INC., a Tennessee corporation, with its principal place of business at Two Ingram Boulevard, La Vergne, Tennessee 37089 (the "Distributor").

     1.   Definitions.
          -----------

          1.1 "Back Ordered Products" means Products that Distributor does not have in stock in its shipping facilities at the time an Order is submitted for them.

          1.2 "Business Day" means a day on which Distributor regularly conducts business, excluding holidays.

          1.3 "Customer" means a person in the United States, its territories and protectorates, who orders Products from Seller's online retail store.

          1.4 "Damaged Products" means Products shipped by Distributor which are damaged during shipment to Customers to the extent that the Products cannot be used for their intended purpose. Products damaged while in the care, custody, or control of the Customer are not Damaged Products for purposes of this Agreement.

          1.5 "Defective Products" means Products shipped by Distributor which contain manufactured defects which prevent them from being used for their intended purpose.

          1.6 "EDI" means the EDI/X.12 based order delivery format for transmitting data between computers via a value-added network (mailbox service provider) or via the Internet.

          1.7    "Electronic Report" means information provided electronically.

          1.8 "FTP" means file transfer protocol utilized to provide information necessary for placing orders with Distributor via a value-added network or the Internet.

          1.9 "Inserts" means custom insertions acceptable to Distributor which Seller delivers to Distributor at no expense to Distributor and which Seller requests to be included with Shipments.

          1.10 "Order" means a Product order placed by Seller in accordance with this Agreement.

          1.11 "Priority Order" means an Order to be shipped via overnight or second day air freight.

          1.12 "Products" means Distributor's (or its vendors') products Seller may purchase pursuant to this Agreement.

          1.13 "Shipment" means a shipment of Product by Distributor in response to an Order.

          1.14 "Shipping Facilities" means Distributor facilities in the United States designated from time-to-time by Distributor as direct-to-consumer distribution facilities.

          1.15  "Standard Order" means an Order other than a Priority Order.

          1.16 "Unmerchandisable Products" means Products shipped by Distributor which are shopworn and/or soiled.

     2.   Electronic Data Transmission.  Electronic data transmissions between
          ----------------------------
Distributor and Seller shall be via EDI. Distributor will furnish Seller the specifications for FTP and any other means of electronic data transmission (other than EDI). Distributor may change those specifications from time-to-time on not less than 30 days prior written notice to Seller.

     3.   Fulfillment Services.
          --------------------

          3.1 Orders. Seller will transmit Orders to Distributor via electronic data transmission. Seller will use commercially reasonable efforts to send Orders to Distributor in continuous serial transmissions in intervals of no less than one hour. Distributor will use commercially reasonable efforts to service Priority Orders and Standard Orders as set out in Section 3.2 below. Each Order shall contain the following
            -----------
     information: (a) the Customer's name and complete shipping address; (b) the Distributor-approved shipping method to be used; (c) the text of any special messages to the Customer; and (d) the Products to be shipped and their quantity.

          3.2 Fulfillment. After receipt of an Order, Distributor will: (a) fill the Order from Products in stock at the Shipping Facilities; (b) print all packing slips excluding Inserts; (c) insert all packing slips and Inserts; (d) print and affix shipping labels on Shipments; (e) when made available by Distributor, print the text of any reasonable special message acceptable to Distributor on the standard packing slip requested by Seller in the Order; (f) ship the Order to the Customer; (g) order from the vendor any Back Ordered Products and notify Seller that the

     Back Ordered Products are backordered and the expected arrival date if available (in which case Seller may, via electronic data transmission to Distributor, or other mutually agreed method of communication, elect to terminate the Order with respect to the Back Ordered Products or in total); and (h) if not terminated as described in clause (g), ship any Back Ordered
                                               ----------
     Products following their receipt by Distributor at the Shipping Facilities in accordance with the terms of this Section. Provided Distributor receives a Priority Order and the related picking ticket is printed no later than [***], Central Time on a Business Day, Distributor will use commercially reasonable efforts to ship the Order [***]. If a Priority Order is received and the related picking ticket is printed after [***], Central Time on a Business Day, Distributor will use commercially reasonable efforts to ship the Order [***]. Provided Distributor receives a Standard Order and the related picking ticket is printed no later than [***], Central Time, on a Business Day, Distributor will use commercially reasonable efforts to ship the order [***]. If a Standard Order is received and a related picking ticket is printed after [***], Central Time, on a Business Day, Distributor will use commercially reasonable efforts to ship the Order [***]. If Distributor does not ship an Order as provided above, Distributor will notify Seller no later than [***], and Seller may without obligation cancel the Order by notice to Distributor via electronic data transmission. Seller will also have the right to cancel an Order by notice to Distributor via electronic data transmission (or other mutually agreed method of communication) [***] with respect to that Order. Seller will not be invoiced for cancelled Orders. Seller will notify Customers of Order cancellations. For any Orders not sent in a continuous serial transmission in intervals of no less than [***], Distributor will use commercially reasonable efforts to ship the Order within the later of [***] of the Order being received by Distributor and being available to be printed in Distributor's warehouse, or [***].

          3.3 Packing Slips. Packing slips printed and inserted in Shipments by Distributor will be agreed upon in "look and feel" by Distributor and Seller, based on Seller's specifications and Distributor's capability.

          3.4 Shipment. Distributor will use commercially reasonable efforts to ship Products in accordance with the Distributor-approved shipping methods specified by Seller in the Order. Distributor will use commercially reasonable efforts to package all Shipments in a manner to prevent damage during shipment, the "look and feel" of which packaging will be agreed upon by Distributor and Seller, based on Seller's specifications and Distributor's capability. Distributor will cooperate with Seller in tracking any lost shipments and filing any related carrier claims. Except as specifically set out in this Agreement, all shipping shall be at the expense of Seller, or, if paid by Distributor, reimbursed by Seller at Distributor's cost (including discounts). In the event of a planned system shutdown during a Business Day exceeding [***] or a physical inventory that delays shipments for more than [***], Distributor shall, at no cost to Seller,

____________________
  [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

     [***]. The risk of loss for Products shall pass from Distributor when the Products are delivered to the carrier for shipment to the Customers. Distributor shall provide Seller a [***] of net purchases per month credit, which Seller and Distributor hereby agree will be deemed to compensate Seller for any mis-shipments by Distributor.

          3.5 Master Database License Agreement. Distributor and Seller hereby ratify and affirm the terms and conditions of the Master Database License Agreement between Seller and SPEEDSERVE.COM INC., dated December 3, 1998, as to which Seller is the successor to SPEEDSERVE.COM INC. (the "Database License"). The Database License describes the Products as of the most recent update of the Ingram Entertainment Inc. Master Database (the "Master Database") made available to Seller. Distributor makes no representation or warranty as to the availability of any of the Products, whether or not included in the Master Database.

          3.6  Reports to Seller.

               (a) [***], Distributor will furnish Seller Electronic Reports of the following: (A) all Shipments made that Business Day by Order number and tracking number (if available), all Products contained in each Order, and all Back Ordered Products by order number, and (B) Orders received, but not shipped, and the status of each such Order; and (C) all Product returns (identified by Return Authorization Number) processed by Distributor indicating quantity and item(s) received and other information in reasonably sufficient detail (i.e.
                                                                          ----
          Customer and invoice number) to allow Seller to properly credit Customers for such returns.

               (b) [***], Distributor shall provide a statement of account which details (i) all invoices sent to Seller during the prior calendar month; (ii) all payments received from Seller during the prior calendar month, and other credits made against Seller's payment obligations; and (iii) all unpaid invoices.

          3.7 License. Seller hereby grants to Distributor the license to (a) distribute the Inserts in connection with the Products, and (b) use Seller's trademarks in accordance with Seller's specifications on Product invoices and other materials provided to Customers.

          3.8 Non-Exclusive Dealing. Nothing in this Agreement requires Distributor to deal exclusively with Seller in any capacity or Seller to deal exclusively with Distributor in any capacity.

____________________
  [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

     4.   Returns.
          -------

          4.1 Returns Generally. Return allowance rights of Seller with respect to particular Products are set out in Exhibit A. In order for returned
                                           ---------
     Products (including Defective Products, Unmerchandisable Products, Damaged Products, and Products erroneously shipped to Customers) to be eligible for credit pursuant to this Agreement, Seller agrees to the following procedures:

               (i) Seller must furnish Distributor a request for return authorization (RMA) no later than [***] after shipment of the relevant Products to a Customer;

               (ii) Seller will furnish the Customer desiring to return Products a return authorization (RA) number of no more than eight characters, all of which must be alpha numeric; and

               (iii) Seller will furnish to Distributor Seller's RA number furnished to the Customer; the Seller's account number for that Customer; the item number(s) or UPC number(s) of the Products being returned; the quantity of each Product being returned; Seller's invoice number to which the return is to be applied; and the reason for the Product return (carrier damage, shipped in error, defective, Customer error, Customer change in preference, etc.).

     Seller will be issued a credit by Distributor for [***] for the returned Products (excluding freight and handling fees) or, [***]; provided,
                                                               --------
     however, that if Seller furnishes Distributor the applicable invoice number
     -------
     and the returned Products have been received by Distributor no more than [***] after the invoice date, such credit will be equal to [***] shown on that invoice. In the event of the return by Customers of Defective Products, Unmerchandisable Products, Products shipped erroneously to Customers, and/or Damaged Products, the credit set out in this paragraph will include [***]. Distributor will provide Seller with information in reasonably sufficient detail (i.e. Seller's RA number and invoice number
                                   ----
     (if provided by Customer)) to allow Seller to properly credit Customers for such returns. Credit memos for returns will be processed by Distributor and delivered to Seller within [***] after Distributor's receipt of the returned Product. Credits issued to Seller under any such credit memos will be applied [***]. Seller will reimburse Distributor per normal payment terms set out in Section 5.3 for any freight costs charged to Distributor
                      -----------
     by the carrier due to Customer refusal to accept delivery of Products correctly shipped to the Customer which are then returned by the carrier to Distributor. Except as set out in Section 3.4, Distributor's sole liability
                                       -----------
     for any Defective Products, Unmerchandisable Products, Products erroneously shipped to Customers, and/or Damaged Products will be acceptance of their return and issuance of the credit set out in this

____________________
  [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

     paragraph. If Seller desires replacement of any of the four types of Products described in the preceding sentence, Seller will initiate a new order for the replacement Products.

          4.2 Limitation on Return of Defective Products, Unmerchandisable Products, and Damaged Products. On a category-by-category basis, using the categories set out in Exhibit A, the return rights of Seller with respect
                           ---------
     to Defective Products, Unmerchandisable Products, and Damaged Products will be limited, on a monthly basis, to [***], on a title-by-title basis, of net units purchased, plus pass through of any additional damaged/defective return privileges granted by the studio or other manufacturer for that particular title.

          4.3 Mint, Resalable Condition. All Product returned to Distributor (except for returns of Defective Products, Unmerchandisable Products, or Damaged Products) must be with the original packaging intact (including manufacturer's shrink wrap) and otherwise in mint, resalable condition. No credit will be issued for any returned Product not in mint, resalable condition with the original packaging intact, except as set forth above.

     5.   Payment.
          -------

          5.1 Prices. Product and service prices to be paid by Seller to Distributor are set forth on Exhibit A.
                                  ---------

          5.2 Fees. Fees for services provided by Distributor to Seller are set forth on Exhibit A.
                  ---------

          5.3 Payment Terms. Distributor will invoice Seller upon shipment of Product. All invoices shall be due and payable [***] from invoice date. Seller understands that if a credit line with Distributor is established, it may be modified from time-to-time based upon Distributor's credit review and credit policies. Any amounts not paid when due will be subject to a late charge of [***] per month ([***] per annum) on the overdue balance (or, if less, the maximum amount permitted by applicable law). Disputed amounts are limited to incidents where an incorrect price has been charged, Distributor has failed to comply with Seller's shipping instructions, or duplicate orders were issued by Distributor. If an item is disputed, both parties will work in good faith to resolve the disputed item within [***] and the item will not accrue late charges during that time. If the parties cannot resolve the disputed item within the [***] time frame, said disputed amount will start accruing late charges on [***] at the rate set forth above until resolved. Payments received from Seller will be credited first to unpaid interest.

____________________
  [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

          5.4  Advertising.  Advertising is addressed in Exhibit A.
                                                         ---------

     6.   Disclaimer.  DISTRIBUTOR PROVIDES ALL PRODUCTS, MATERIALS AND SERVICES
          ----------
TO SELLER AND ITS CUSTOMERS "AS IS," AND DISTRIBUTOR DISCLAIMS ALL WARRANTIES AND CONDITIONS, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. However, the foregoing disclaimer does not limit any warranties provided by Product vendors to either Seller or its Customers. To the extent any Order includes a message from the Customer to the recipient of the Order, Seller acknowledges that Distributor will not screen or review any such message and Seller agrees to indemnify and hold harmless Distributor from and for any claim allegation, cost, loss, or liability of Distributor related to any such message or its inclusion in any order. Each party acknowledges that it has not entered into this Agreement in reliance upon any warranty or representation except as specifically set forth herein. DISTRIBUTOR HAS NOT LICENSED OR PROVIDED AND DOES NOT HEREBY LICENSE OR PROVIDE SELLER THE RIGHT TO USE ANY LOGO, TRADEMARK, OR OTHER INTELLECTUAL PROPERTY OF DISTRIBUTOR, ANY SUPPLIER OR VENDOR, OR ANY OTHER PARTY.

     7.   Limitation of Liability.  NEITHER DISTRIBUTOR NOR SELLER SHALL BE
          -----------------------
LIABLE FOR PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS (INCLUDING DUE TO NEGLIGENCE) ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.
THE ONLY LIABILITY DISTRIBUTOR WILL HAVE WITH RESPECT TO ANY DEFECTIVE PRODUCTS, DAMAGED PRODUCTS, UNMERCHANDISABLE PRODUCTS, AND/OR PRODUCTS ERRONEOUSLY SHIPPED WILL BE THE RETURN RIGHTS OF CUSTOMERS AND THE OBLIGATION TO PROVIDE THE CREDITS DESCRIBED IN THIS AGREEMENT. IN THE EVENT OF AN ALLEGED BREACH OF THIS AGREEMENT BY DISTRIBUTOR, THE MAXIMUM LIABILITY OF DISTRIBUTOR TO SELLER SHALL NOT EXCEED $1,000,000. IN THE EVENT OF AN ALLEGED BREACH OF THIS AGREEMENT BY SELLER, THE MAXIMUM LIABILITY OF SELLER TO DISTRIBUTOR, IN ADDITION TO PAYMENT OF ALL AMOUNTS DUE TO DISTRIBUTOR UNDER SECTION 5, SHALL NOT EXCEED $1,000,000.
                                        ---------
THE PRECEDING TWO SENTENCES SHALL NOT APPLY TO ANY BREACHES OF SECTIONS 9, 11,
                                                               ---------------
12.11, OR 12.12.
---------------

     8.   Term and Termination.
          --------------------

          8.1 Term. Unless earlier terminated as specified below, this Agreement expires December 2, 2001; provided, however, that Distributor may terminate this Agreement immediately in the event Seller becomes more than

     [***] past due or otherwise violates its credit terms with Distributor. This Agreement shall automatically renew for additional one year terms unless one party provides the other written notice of non-renewal [***] prior to the expiration of the initial or any renewal term. During any renewal term this Agreement may be terminated by either party at any time for any reason on [***] prior written notice to the other.

          8.2 Event of Default. Either party may terminate this Agreement immediately upon the occurrence of an Event of Default by the other party. As used herein, an "Event of Default" means the defaulting party's failure to cure, after receipt of not less than 30 days' prior written notice from the non-defaulting party, any of the following: (a) failure of the defaulting party to observe or perform any condition or obligation imposed on the defaulting party under this Agreement (including payment obligations); (b) breach of any warranty made by the defaulting party under this Agreement; or (c) filing of a voluntary petition in bankruptcy or having an involuntary petition filed against the defaulting party, or the execution of an assignment for the benefit of creditors of the defaulting party. The option to terminate this Agreement shall be in addition to, and not in lieu of, any other remedy available to the terminating party under this Agreement or at law or equity, all such remedies being cumulative.

          8.3 Effect of Termination. Upon expiration or termination, at Seller's option, Distributor will either (a) fulfill all pending Orders in accordance with their terms, in which case all applicable covenants and licenses under this Agreement shall survive to the limited extent necessary to fulfill such Orders, or (b) cancel all pending Orders and immediately refund any payments already made for such pending Orders and any credits due. Absent election by Seller, Distributor may elect (a) or (b). Further, the parties will promptly reconcile accounts payable and receivable and bring the balance owed, if any, current. Sections 2, 4, 6, 7, 8.4, 9, 10,
                                              -------- -  -  -  -  ---  -  --
     11, and 12 shall survive termination or expiration.
     --      --

     9.   Confidentiality.  The parties agree, during the term of this Agreement
          ---------------
and for the five year period following its termination or expiration, to keep strictly confidential and not disclose to any party, other than its agents, employees, contractors, or advisors, and then only on a need to know basis after having informed such individuals of the confidential nature of the information and such party's obligation to protect that confidentiality and not to disclose such information except as set out herein, the following: (a) any term or condition of this Agreement or of any transaction entered into pursuant to it, or (b) any information about the other party or its business, operations, products, finances, customers, distributors, systems, budgets, or liabilities obtained in connection with this Agreement or the transactions contemplated by it. The provisions of this Section shall not apply to information which (v) is already known to the receiving party or is publicly available at the time of disclosure; (w) becomes publicly available after disclosure through no act of the receiving party; (x) is disclosed

____________________
  [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

by the disclosing party without an obligation or reasonable expectation of confidentiality; (y) is required by law or governmental agency to be disclosed (after providing the disclosing party the opportunity to seek a protective order or confidential treatment at its expense), or (z) is required by the Securities and Exchange Commission. Neither party shall issue any press release or similar publicity statement concerning this Agreement's existence or terms without both parties' prior approval.

     10.  Compliance with Laws.  At its own expense, each party will comply with
          --------------------
all applicable laws and regulations regarding its activities related to this Agreement.

     11.  Taxes.
          -----

          11.1 Generally. Seller is the seller of the Products to its Customers and shall be solely responsible for any and all sales and similar taxes arising from such sales. Subject to Section 11.2, SELLER SHALL FOREVER
                                         ------------
     DEFEND, INDEMNIFY, AND HOLD HARMLESS DISTRIBUTOR AND ITS AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND CONTRACTORS, FROM ANY AND ALL SALES, USE, AND SIMILAR TAX LIABILITY, INCLUDING INTEREST, PENALTIES, AND RELATED CHARGES, ARISING FROM THE SALE OF THE PRODUCTS TO CUSTOMERS OR THE SHIPMENT OF PRODUCTS BY DISTRIBUTOR TO CUSTOMERS (COLLECTIVELY, "TAXES"), EXCEPT TO THE EXTENT SUCH TAXES ARE LEVIED ON THE INCOME DISTRIBUTOR DERIVES FROM SALES TO SELLER (THE "TAX INDEMNIFICATION OBLIGATION"). The Tax Indemnification Obligation shall be increased by and include interest on any sum not paid when due, at the rate of [***] per annum, compounded annually, until paid. Distributor represents and warrants as of December 28, 2000, that no state has notified Distributor of, or assessed Distributor for, any Taxes which would give rise to a Tax Indemnification Obligation.

          11.2 Nexus States. With respect to Taxes imposed by any state listed on Exhibit B (each a "Nexus State"), the Tax Indemnification Obligation
        ---------
     shall be limited to Taxes in connection with Orders received by Distributor from Seller [***]. Distributor will establish a reserve equal to [***] (the "After-Tax Reserve"). To the extent, on January 1, 2005, the After-Tax Reserve exceeds the total of any and all liability of Distributor for Taxes paid or incurred to each Nexus State in connection with Orders received by Distributor from Seller on or after [***], that excess shall be applied to any unpaid Tax Indemnification Obligation. To the extent any balance of the After-Tax Reserve still remains, that balance will be paid to Seller, plus interest on that balance from [***], to the date of payment, calculated at [***] per annum, compounded annually. Distributor shall have no obligation to hold the After-Tax Reserve in any fund,

____________________
  [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

     separate or otherwise, and, except as set out above, shall have no obligation to pay Seller any interest or other income in connection with the After-Tax Reserve.

     12.  General Provisions.
          ------------------

          12.1 Governing Law/Forum Selection. This Agreement will be governed and construed in accordance with the laws of the State of Tennessee without giving effect to conflict of laws principles. Both parties submit on a non-exclusive basis to the jurisdiction and venue of the federal and state courts sitting in Nashville, Tennessee or in Orange County, California, and further agree that any cause of action arising under this Agreement may be brought in such courts.

          12.2 Severability; Headings. If any provision herein is held to be invalid or unenforceable for any reason, the remaining provisions will continue in full force without being impaired or invalidated in any way. Headings are for reference purposes only and in no way define, limit, construe or describe the scope or extent of such section.

          12.3 Force Majeure. If performance hereunder is prevented, restricted or interfered with by any action or condition whatsoever beyond the reasonable control of a party, the party so affected, upon giving prompt notice to the other party, shall be excused from such performance to the extent of such prevention, restriction or interference. Each party shall use commercially reasonable efforts to mitigate the effect of a force majeure.

          12.4 Independent Contractors. The parties are independent contractors, and no agency, partnership, joint venture, employee-employer or franchisor-franchisee relationship is intended or created by this Agreement. Neither party shall make any warranties or representations on behalf of the other party.

          12.5 Notice. Except as otherwise specified, any notices hereunder shall be given to the appropriate party at the address specified above or at such other address as the party shall specify in writing. Notice shall be deemed given upon personal delivery; if sent by fax, upon confirmation of receipt; if sent by certified or registered mail, postage prepaid, three mail delivery days after deposit in the U.S. mail; or if sent by overnight courier, upon receipt.

          12.6 Assignments. Neither party may assign this Agreement or its rights or obligations under it without the prior written consent of the other; provided, however, that either party may assign all of its rights
            -----------------
     and obligations under this Agreement without the prior written consent of the other party if the assignee is (a) an entity which directly or indirectly controls, is controlled by, or is under common control with the assigning party, or (b) an acquirer of substantially all of the assets of the assigning party via merger, stock sale, or other means; provided,
                                                                 --------
     further, that in each case the assignee expressly agrees in
     -------
     writing, for the benefit of the non-assigning party, to be bound by all terms, conditions, and obligations of the Agreement and the non-assigning party receives prompt notice of the assignment. In no event may either party assign this Agreement to a party reasonably deemed a competitor of the non-assigning party. In the event the assigning party is Seller or an assignee of Seller, Distributor reserves the right to independently analyze the credit line, if any, to be granted by Distributor to such assignee.

          12.7 Counterparts. This Agreement may be signed in any number of counterparts, each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument. A telecopy signature shall be deemed an original signature for the purposes of this Agreement.

          12.8 Parties Bound. This Agreement shall be binding upon the parties and their respective successors and assigns.

          12.9 Entire Agreement; Waiver. Effective the Effective Date, the terms and conditions of this Agreement amend, restate, and supersede those in the supply agreement between Ingram and SPEEDSERVE.COM, INC., predecessor to Seller, dated December 3, 1998, as amended by letter dated August 23, 1999. This Agreement sets forth the entire understanding and agreement of the parties, and supersedes any and all oral or written agreements or understandings between the parties, as to the subject matter of this Agreement. Except as otherwise provided herein, it may be changed only by a writing signed by both parties. The waiver of a breach of any provision of this Agreement will not operate or be interpreted as a waiver of any other or subsequent breach.

          12.10 Distributor Indemnification. Distributor agrees to indemnify and defend Seller against, and hold Seller free and harmless from, any and all loss, damage, settlement or expense (including reasonable legal expenses), as incurred, resulting from or arising out of any breach of any of Distributor's representations and warranties herein, the distribution and sale of any of the Products, the use thereof, or any Product defects; provided that Seller immediately notifies Distributor, in writing, of any notice or claim of such loss, damage or expense of which it becomes aware, and permits Distributor to control, in a manner not adverse to Seller, the defense, settlement, adjustment or compromise of any such claim using counsel reasonably acceptable to Seller; provided further that Distributor's obligation under this Section 12.10 with respect to the
                                         -------------
     representations and warranties in Section 12.13 (a), (b), and (d) or with
                                       ------------- ---  ---      ---
     respect to the distribution and sale of any of the Products, the use thereof, or any Product defects, is additionally limited to indemnification, defense, and holding free and harmless only to the extent, if any, that Distributor is so indemnified, defended, and held free and harmless by its supplier.

          12.11 Customer Data. All Customer information and other Customer data collected by Seller pursuant to this Agreement shall be the exclusive property of Seller and be subject to Section 9 of this Agreement. Such information and data shall not be provided or disclosed to Distributor except as reasonably necessary to perform its obligations under this Agreement and may be used by Distributor only as reasonably necessary to perform its obligations under this Agreement.

          12.12 Records/Audit Rights. During the term of this Agreement, Distributor shall keep and maintain detailed and accurate books and records with regard to Product prices, Product costs, and shipping costs at such address(es) as it shall notify Seller of in writing from time to time. Seller or its representatives shall be entitled to review and audit such books and records and/or compliance with the terms of this Agreement during normal business hours upon reasonable notice to Distributor, as applicable, and copy pertinent materials from such books and records relating to the audit. Any information provided by Distributor in compliance with this Section, and any notes, extracts, compilations or copies of it shall be held in strict confidence by Seller and its representatives, be subject to
     Section 9 of this Agreement, and be used only as reasonably necessary to monitor compliance with this Agreement. The provisions of the preceding sentence shall survive termination of this Agreement.

          12.13 Distributor Representations and Warranties. Distributor represents and warrants to Seller:

                (a) that it has the rights and licenses (including without limitation appropriate sublicense rights) necessary to permit Seller to market, resell, and distribute the Products;

                (b) that the manufacturers and vendors of the Products do not prohibit Buy.Com from allowing the resale of such Products via the Internet;

                (c) that (i) it has the full authority and legal right to carry out the terms of this Agreement; (ii) it has taken all action necessary to authorize the execution and delivery of this Agreement;
          (iii) this Agreement is a legal, valid, and binding obligation of Distributor enforceable in accordance with its terms, except as limited by bankruptcy and other laws of general application relating to or affecting the enforcement of creditors' rights; and (iv) it has not entered into and is not currently a party to any agreement that conflicts with the terms of this Agreement; and

                (d) that the Products (i) shall be free and clear of all liens and encumbrances and (ii) shall be free from defects (including without limitation in workmanship, material, manufacture and design).

          12.14 Seller Representations and Warranties. Seller represents and warrants to Distributor that (a) it has the full authority and legal right to carry out the terms of this Agreement; (b) it has taken all action necessary to authorize the execution and delivery of this Agreement; (c) this Agreement is a legal, valid, and binding obligation of Seller enforceable in accordance with its terms, except as limited by bankruptcy and other laws of general application relating to or affecting enforcement of creditors' rights; and (d) it is not entered into and is not currently a party to any agreement that conflicts with the terms of this Agreement.

          12.15 Seller Indemnification. Seller agrees to indemnify and defend Distributor against, and hold Distributor free and harmless from, any and all loss, damage, settlement or expense (including reasonable legal expenses), as incurred, resulting from or arising out of any breach of any of Seller's representations and warranties herein, provided that Distributor immediately notifies the Seller, in writing, of any notice or claim of such loss, damage or expense of which it becomes aware and permits Seller to control, in a manner not adverse to Distributor, the defense, settlement, or compromise of any such claim using counsel reasonably acceptable to Distributor.

     "SELLER"                                 "DISTRIBUTOR"

BUY.COM INC.                            INGRAM ENTERTAINMENT INC.

By:__________________________           By:____________________________
Print Name:__________________           Print Name:  W. Donnie Daniel
Title:_______________________           Title: Senior Vice President, Finance
                                               and Administration, Chief
                                               Financial Officer, and Treasurer

                                    EXHIBITS
                                    --------

A.   Pricing

B.   Nexus States

                                   EXHIBIT A
                                   ---------

It is intended by Distributor and Seller that the pricing and related terms and conditions (including freight, and advertising) between them for the products covered by this Agreement be [***]./__/ Thus, the prices and related terms and conditions set out below will be reviewed and modified to the extent necessary for Seller to obtain [***].

  1. Rental Pricing:
     Seller will receive [***] pricing on all rental videocassette product (suggested retail price of [***] and higher). Gross cost is defined as Distributor's actual replacement cost. Seller will receive [***] on single purchases of multi-pack titles.

  2. Sell-through Pricing:
     Seller will receive [***] pricing, on all sell through videocassette product, (suggested retail price of [***] and under) with the exception of "Feature Sellthrough". Seller will receive [***] on Feature Sellthrough. Feature Sellthrough is defined as, any new or re-release, with a suggested retail price of $29.99 and under, in which the studio has set a national sales goal of 2 million or more units. Feature Sellthrough titles will revert to non feature pricing 30 days after release date.

  3. Videocassette Returns:
     Seller will receive a [***] return allowance on all unopened videocassette product in mint, resalable condition.

  4. Video Games:
     Seller will receive [***] pricing on video game rental and sell-through titles. Seller will receive a [***] title-by-title return allowance on all unopened video game sell-through product in mint, resalable condition.

  5. DVD:
     Seller will receive [***] pricing on DVD purchases and a [***] return allowance on all unopened DVD product in mint, resalable condition.

  6. Audio Books:
     Seller will receive a [***] discount off suggested retail price on audio book product purchases. Seller will receive a [***] return allowance on all unopened product in mint, resalable condition.

  7. Previously Viewed Video Product:
     Seller will receive [***] pricing on previously viewed video product purchases. [***].

____________________
  [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

  8. Multimedia:
     Seller will receive [***] pricing on CD ROM product. Seller will receive a [***] return allowance on all unopened product in mint, resalable condition.

  9. Accessories:
     Seller will receive [***] pricing on all accessories. Seller will receive a [***] return allowance on all unopened accessory product in mint, resalable condition.

 10. Special Handling:
     For special handling (e.g. inserts), Seller and Distributor shall agree in
                           ----
     advance on the pricing to be offered to Seller.

 11. Advertising:
     Distributor agrees to assist Seller through December 2, 2001, on a best efforts basis, in the sale of advertising spaces on the BuyVideos and BuyGames web sites (the "Advertising Spaces"). Distributor's assistance shall include, but not be limited to, introductions to marketing personnel within the various studios, help in devising strategies for solicitation of the Advertising Spaces, participation in two annual Seller vendor events, and Seller's participation as a featured retailer at Distributor's annual video sales conference and key game retailer meetings.

     Distributor earns co-op advertising dollars on purchases of certain products from studios. Each title released has a different co-op program, with current customary programs providing for co-op accrual rates from [***] of product cost. Accrual of co-op advertising dollars by Distributor is based on the price Distributor pays to the studio for the product purchased, rather than on the price paid for the products by the retailer to Distributor. Through December 2, 2001, on a monthly basis, Distributor will directly pass-through funds to Seller in an amount equal to [***] of
     (a) the gross cost to Distributor of its products sold to Seller, less (b) the gross cost to Distributor of products returned by Seller to Distributor in that month, for use in advertising video and game products for sale on the Seller web sites.

     Seller will spend the amounts received from Distributor pursuant to the preceding paragraph on advertising video and game products on the Seller web sites and/or other advertising programs involving video and game products. Product selection and Seller pricing will be determined by Seller and will not affect amounts paid by Distributor pursuant to the preceding paragraph. By [***] Distributor will provide Seller with a report showing the previous month's sales by Distributor to Seller and returns by Seller to Distributor, together with a breakdown by product category of accrued pass-through funds. Seller will bill Distributor by [***] for the Seller advertising during that preceding month. Included in the Seller billing package will be proof of performance such as screen shots. All billing will be based on Seller's then current rate card. Amounts owed to Seller by Distributor

____________________
  [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

     shall be credited via credit memo against any amount owed to Distributor by Seller for products purchased by Seller. These amounts will be credited to Seller within [***] of the billing date. Amounts owed by Seller to Distributor for the purchase of products pursuant to this Agreement shall be due and payable irrespective of Distributor's payment of pass-through funds to Seller. Pass-through funds owed by Distributor to Seller pursuant to this Agreement shall be due and payable irrespective of Seller's payment for product purchased under this Agreement. Payments made pursuant to this paragraph are considered by the parties to be material to this Agreement. Breach by a party of the payment terms of this paragraph shall entitle the non-breaching party to terminate this Agreement after providing the breaching party with a 15-day notice to cure the breach.

     From time to time, Seller may receive marketing funds directly from studios and other vendors. Seller's receipt of such funds shall not affect the amounts paid by Distributor to Seller pursuant to this Agreement. In addition, any MDF and/or co-op funding negotiated by Seller with any vendor will not affect the amounts paid by Distributor to Seller pursuant to this Agreement.

12.  Handling Fee:

     Seller will pay Distributor [***] handling fee for all units for which Distributor furnishes fulfillment services under this Agreement. These fees will be paid per Section 5.3 of the Agreement.
                           -----------

____________________
  [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

                                   EXHIBIT B
                                   ---------
[***]

____________________
  [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.